CORNERSTONE STRATEGIC VALUE FUND, INC.
                               383 Madison Avenue
                            New York, New York 10179
                         -------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held on October 15, 2008
                         -------------------------------

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Meeting") of Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the "Fund"), will be held at 11:30 a.m., eastern time, on October 15, 2008 at Fifth Floor Conference Room, One West Pack Square, Asheville, NC 28801, for the following purposes:

     1. To approve a proposed one-for-four reverse stock split and the amendment to the Articles of Incorporation. (Proposal No. 1); and

     2. To consider and vote upon such other matters as may properly come before said Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 18, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote, at this Meeting or any adjournment thereof. The stock transfer books will not be closed.

     Copies of the Fund's most recent annual report may be ordered free of charge by any stockholder by writing to the Fund, c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 23rd Floor, New York, New York 10179, or by calling collect (212) 272-3550.


                                              By Order of the Board of Directors


                                              Gary A. Bentz
                                              Secretary


Dated: August 29, 2008


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and may allow the Fund to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


REGISTRATION

CORPORATE ACCOUNTS                               VALID SIGNATURE

(1) ABC Corp. ................................ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp. ................................John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer ........John Doe
(4) ABC Corp. Profit Sharing Plan ............John Doe, Trustee

TRUST ACCOUNTS

(1) ABC Trust ................................Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d/ 12/28/78 .....Jane B. Doe

CUSTODIAL OR ESTATE ACCOUNTS

(1) John B. Smith, Cust.
     f/b/o John B. Smith, Jr. UGMA. ..........John B. Smith
(2) John B. Smith ............................John B. Smith, Jr., Executor

                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                               383 Madison Avenue
                            New York, New York 10179
                         -------------------------------
               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                         to be held on October 15, 2008
                         -------------------------------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the "Fund") for use at the Special Meeting of Stockholders (the "Meeting") to be held at 11:30 a.m., eastern time, on October 15, 2008 at the Fifth Floor Conference Room, One West Pack Square, Asheville, NC 28801, and at any and all adjournments thereof. A form of proxy is enclosed herewith. This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders of the Fund ("Stockholder(s)") on or about August 29, 2008.

     Any Stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Fund at any time prior to its use or by voting in person at the Meeting. Attendance by a Stockholder at the Meeting does not, in itself, revoke a proxy. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the approval of the proposed reverse stock split and the amendment to the Articles of Incorporation.

     In general, abstentions and broker non-votes, as defined below, count for purposes of obtaining a quorum but do not count as votes cast with respect to any proposal where the broker does not have discretion. Since Proposal 1 is considered routine, broker non-votes will be counted as votes cast. A broker non-vote is a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power.

     At least one-third of the Fund's Stockholders must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business by the Fund. In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting from time to time. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion.

     The cost of soliciting the proxies will be borne by the Fund. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers of the Fund or Bear Stearns Funds Management Inc., the administrator to the Fund (the "Administrator").

     Only holders of issued and outstanding shares of the Fund's common stock of record at the close of business on August 18, 2008 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of common stock so held. The number of shares of common stock outstanding on

August 18, 2008 was 27,116,390. The Fund is a diversified closed-end management investment company.

     Copies of the Fund's most recent annual report may be ordered free of charge to any Stockholder by writing to the Fund, c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, New York, New York 10179, or by telephone by calling the Fund collect at (212) 272-3550. This report is not to be regarded as proxy-soliciting material.

This Proxy Statement is first being mailed to Stockholders on or about August 29, 2008.

                                 PROPOSAL NO. 1

                 APPROVAL OF ONE-FOR-FOUR REVERSE STOCK SPLIT OF
                THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
               AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Board of Directors has determined that the Fund would benefit if its shares of common stock traded at a higher market price than the current market price per share. To support this purpose, the Board of Directors has further determined that it is in the best interests of the Fund and the stockholders to approve an amendment to the Fund's Articles of Incorporation to effect a reverse stock split of the Fund's common stock on the basis of one new share of common stock for each four shares (1-for-4) of presently outstanding common stock. The amendment to the Articles of Incorporation, attached hereto as Exhibit A, would reduce the number of shares that are issued and outstanding as of the date of the amendment but would not have any other effect or change the Fund's Articles of Incorporation or the rights of stockholders in any other way.

     On August 15, 2008, the Board discussed the Fund's current market price per share and compared it to the Fund's historical market prices per share. Although no assurances can be given, the Board believes that a reverse stock split may have the effect of increasing the Fund's market price and will have the effect of increasing the Fund's net asset value ("NAV") per share. Please refer to the section entitled "Potential Effects of the Reverse Stock Split" below for the risks associated with the reverse stock split.

     Upon receiving the requisite shareholder approval, the Articles of Amendment will, subject to the discretion of the Board, be thereafter filed with the State Department of Assessments and Taxation of Maryland. The amendment and the proposed Reverse Stock Split would become effective as of the date of such filing which is anticipated to be in December, 2008 (the "Effective Date").

     The Articles of Amendment to the Articles of Incorporation will not reduce the total number of authorized shares of capital stock of 100,000,000 shares, or the par value of the Fund's common stock. As of August 18, 2008, 27,116,390 shares of common stock were issued and outstanding.

HYPOTHETICAL EXAMPLE OF THE REVERSE STOCK SPLIT

     This Example is intended to help stockholders understand how the Reverse Stock Split will affect the number of shares held by a stockholder and the Fund's NAV per share. The Example assumes the Reverse Stock Split became effective on August 22, 2008, at which time the stockholder held 1,000 shares of the Fund's common stock and the Fund's NAV was $3.40 per share. The actual NAV of the Fund's shares may be higher or lower on the Effective Date.

---------------------------- -------------------------- -------------------------- --------------------------
NUMBER OF SHARES HELD        FUND'S NAV PER SHARE       NUMBER OF SHARES HELD      FUND'S NAV PER SHARE
IMMEDIATELY PRIOR TO THE     IMMEDIATELY PRIOR TO       IMMEDIATELY AFTER THE      IMMEDIATELY AFTER THE
REVERSE STOCK SPLIT          REVERSE STOCK SPLIT        REVERSE STOCK SPLIT        REVERSE STOCK SPLIT
---------------------------- -------------------------- -------------------------- --------------------------
       1,000                        $3.40                      250                        $13.60
---------------------------- -------------------------- -------------------------- --------------------------

     Any distributions that had been declared prior to the Reverse Stock Split for record dates after the Reverse Stock Split would be increased accordingly.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

     The immediate effect of a reverse stock split would be to reduce the number of shares of common stock outstanding, thereby increasing the NAV per share. A reverse stock split may result in an increase in the market price of the Fund's common stock. However, the effect of any reverse stock split upon the market price of the Fund's common stock cannot be predicted. The Fund cannot assure stockholders that the market price of its common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of common stock outstanding. Also, there can be no assurance that a reverse stock split would lead to a sustained increase in the market price of the Fund's common stock, that the market price would remain above the thresholds required by the American Stock Exchange ("AMEX"), or that the Fund will be able to continue to meet any other continued listing requirements of the AMEX.

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

     If the Fund implements a reverse stock split, the number of shares of common stock held by each stockholder would be reduced by dividing the number of shares held immediately before the reverse split by the 1 for 4 exchange ratio. The Fund will not issue fractional shares. Instead, the Fund will pay cash in lieu of any fractional interest in a share to which such stockholder would otherwise be entitled as a result of the reverse split. The reverse stock split would affect the Fund's common stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power.

OTHER EFFECTS ON OUTSTANDING SHARES

     The reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK
CERTIFICATES

     If the stockholders approve the proposed amendment to the Fund's Articles of Incorporation, the Board of Directors may elect whether or not to declare the reverse stock split at any time after the Meeting. The reverse stock split would be implemented by filing the Articles of Amendment to the Articles of Incorporation with the State Department of Assessments and Taxation of Maryland, and the reverse stock split would become effective on the date of the filing which is anticipated to be in December, 2008. As of the effective date of a reverse stock split, each certificate representing shares of the Fund's common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. The Fund expects that its transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders would be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.


FRACTIONAL SHARES

     The Fund will not issue fractional shares. Instead, the Fund will pay cash in lieu of any fractional interest in a share to which such stockholder would otherwise be entitled as a result of the reverse split.

NO APPRAISAL RIGHTS

     No appraisal rights are available under the Maryland General Corporation Law with respect to the reverse stock split, and we will not independently provide stockholders with any such rights. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

ACCOUNTING CONSEQUENCES

     The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material U.S. federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split. The Fund intends to treat the exchange of shares pursuant to the reverse stock split as a recapitalization under
Section 368(a)(i)(E) of the Code. No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split. Our view regarding the tax consequence of the reverse stock split is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

     The following notice is based on U.S. Treasury Regulations governing practice before the Internal Revenue Service: (1) any U.S. federal tax advice contained herein is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding U.S. federal tax penalties that may be imposed on the taxpayer, (2) any such advice is written to support the promotion of the transactions described in this proxy statement, and (3) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

REQUIRED VOTE

     The affirmative vote of a two-thirds majority of all outstanding shares of common stock of the Company entitled to vote at the Meeting is required for approval of the reverse stock split and the amendment to the Articles of Incorporation. Abstentions will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED REVERSE STOCK SPLIT AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION.


INFORMATION PERTAINING TO THE FUND'S INVESTMENT ADVISER AND ADMINISTRATOR THE INVESTMENT ADVISER

      Cornerstone Advisors, Inc. has acted as the Fund's Investment Adviser ("Investment Adviser") since 2001, and has its principal office at One West Pack Square, Suite 1650, Asheville, North Carolina 28801. Cornerstone Advisors, Inc. was organized in February of 2001, to provide investment management services to closed-end investment companies and is registered with the SEC under the Investment Advisers Act of 1940, as amended. Cornerstone Advisors, Inc. is the Investment Adviser to two other closed-end funds, Cornerstone Total Return Fund, Inc. and Cornerstone Progressive Return Fund. Messrs. Bradshaw, Bentz and Clark are the only stockholders of the Investment Adviser.

     Mr. Bradshaw, an owner of Cornerstone Advisors, Inc., is President and Chairman of the Board of Directors of the Fund. Mr. Bentz, formerly the Vice President, Treasurer and a Director of the Fund and currently Chief Compliance Officer and Secretary of the Fund, and Mr. Clark, formerly a Director and currently Vice President of the Fund, are also owners of Cornerstone Advisors, Inc. The address of Messrs. Bradshaw, Bentz, and Clark is One West Pack Square, Suite 1650, Asheville, North Carolina 28801.

THE ADMINISTRATOR

      Bear Stearns Funds Management Inc., a J.P. Morgan Company, whose address is 383 Madison Avenue, 23rd Floor, New York, New York 10179, currently acts as the Administrator of the Fund.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 30(h) of the Investment Company Act in combination require the Fund's directors and officers, persons who own more than ten (10%) of the Fund's Common Stock, and the Fund's Investment Adviser and its directors and officers, to file reports of ownership and changes in ownership with the SEC and the AMEX. The Fund believes that the Fund's directors and officers, the Fund's Investment Adviser and its directors and officers have complied with all applicable filing requirements during the year ended December 31, 2007.

INFORMATION PERTAINING TO CERTAIN STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of the Fund by each person known to the Fund to be deemed the beneficial owner of more than five (5%) percent of the outstanding shares of the Fund at the close of business on August 18, 2008:

NAME AND ADDRESS OF BENEFICIAL OWNER SHARES OF COMMON STOCK BENEFICIALLY OWNED
--------------------------------------------------------------------------------

None

     Additionally, on August 18, 2008, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 26,453,652 shares of the Fund, equal to approximately 97.6% of the outstanding shares of the Fund. All the directors and executive officers of the Fund, as of the date of this proxy, owned less than 1% of the outstanding shares of the Fund.

ADDITIONAL INFORMATION

     The Proxy Statement does not contain all of the information set forth in the registration statements and the exhibits relating thereto which the Fund has filed with the SEC, under the Exchange Act and the Investment Company Act, to which reference is hereby made. The Fund is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports and other information with the SEC. Reports, proxy statements, registration statements and other information filed by the Fund can be inspected and copied at the public reference facilities of the SEC in Washington, DC. Copies of such materials also can be obtained by mail from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, 100 F Street, NE, Washington, DC 20594, at prescribed rates.

OTHER BUSINESS

     The Board of Directors of the Fund does not know of any other matter which may come before the Meeting, but should any other matter requiring a vote of Stockholders arise, including any questions as to the adjournment of the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter in the interest of the Fund.

PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

     All proposals by Stockholders of the Fund which are intended to be presented at the Fund's next Annual Meeting of Stockholders, to be held in the year 2009, must be received by the Fund addressed to Cornerstone Strategic Value Fund, Inc., c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 23rd Floor, New York, New York 10179 in advance of the meeting as set forth in the Fund's 2008 annual meeting proxy document.


                                          CORNERSTONE STRATEGIC VALUE FUND, INC.

                                          Gary A. Bentz, Secretary
Dated: August 29, 2008

                                    EXHIBIT A
                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the "Corporation"), is hereby amended to provide that immediately upon acceptance of these Articles of Amendment for record (the "Effective time) with the State Department of Assessments and Taxation of Maryland, every four shares of common stock, $0.01 par value per share, of the Corporation ("Common Stock"), which was issued and outstanding immediately prior to the Effective Time shall be changed into one share of an issued and outstanding share of Common Stock of the Corporation (the "Reverse Stock Split"). The par value of such changed shares shall remain the same. The Corporation will not issue fractional shares. Instead, the Corporation will pay cash in lieu of anyfractional share to which such stockholder would otherwise be entitled as a result of the Reverse Stock Split, as described below. The Reverse Stock Split will affect the Corporation's Common Stock uniformly and will not affect any stockholder's percentage ownership interests in the Corporation or proportionate voting power.

SECOND: The amendment to the charter of the corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the corporation as required by the Maryland General Corporation Law.

THIRD: There has been no change in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this __ day of ____, 2008.


By:

/s/ GARY A. BENTZ                                      /S/ RALPH W. BRADSHAW
---------------------                                  ---------------------
Name:  Gary A. Bentz                                   Name: Ralph W. Bradshaw
Title:  Secretary                                      Title: President

                     CORNERSTONE STRATEGIC VALUE FUND, INC.
               PROXY CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 15, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Cornerstone Strategic Value Fund, Inc. (the "Fund") hereby constitutes and appoints Messrs. William A. Clark, Andrew A. Strauss, and Glenn W. Wilcox, Sr., or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Fund standing in his or her name on the books of the Fund at the Special Meeting of Stockholders of the Fund to be held at Fifth Floor Conference Room, One West Pack Square, Asheville, NC 28801 , on October 15, 2008 at 11:30 a.m., Eastern Time, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof.

     The undersigned hereby revokes any proxy previously given and instructs the said proxies to vote in accordance with the instructions with respect to (1) approval of the proposed reverse stock split and the amendment to the Articles of Incorporation; and (2) the consideration and vote of such other matters as may properly come before the Special Meeting of Stockholders or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no such direction is made, the said proxies will vote FOR Proposal 1, and in their discretion with respect to such other matters as may properly come before the Special Meeting of Stockholders, in the interest of the Fund.

(Continued and to be dated and signed on reverse side)

                       SPECIAL MEETING OF STOCKHOLDERS OF
                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                                OCTOBER 15, 2008

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 (THE APPROVAL OF THE PROPOSED REVERSE STOCK SPLIT AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION) AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

     1. To approve proposed one-for-four reverse stock split and the amendment to the Articles of Incorporation.

         FOR    AGAINST    ABSTAIN
         / /      / /       / /

     2. In their discretion, the proxies are authorized to consider and vote upon such other matters as may properly come before the said Meeting or any adjournment thereof.

         FOR    AGAINST   ABSTAIN
         / /      / /      / /

     Your proxy is important to assure a quorum at the Special Meeting of Stockholders, whether or not you plan to attend the meeting in person. You may revoke this proxy at anytime, and the giving of it will not affect your right to attend the Special Meeting of Stockholders and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF STOCKHOLDER____________________________ DATE___________________

SIGNATURE OF STOCKHOLDER____________________________ DATE___________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.